Exhibit 10.2

HERCULES CAPITAL, INC.

2018 NON-EMPLOYEE DIRECTOR PLAN

1.     PURPOSE.

(A)     General Purpose. The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

(B)     Eligible Participants. All Non-employee Directors of the Company are eligible to be granted Awards by the Board under the Plan.

2.     DEFINITIONS.

(A)     “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B)     “2006 Plan” means the Hercules Capital, Inc. 2006 Non-employee Director Plan.

(C)     “Award” means an award of shares of Restricted Stock granted pursuant to the Plan.

(D)     “Board” means the Board of Directors of the Company.

(E)     “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(F)     “Commission” means the Securities and Exchange Commission.

(G)     “Committee” means a committee of two or more members of the Board, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded, and are appointed by the Board in accordance with Section 3(C).

(H)     “Company” means Hercules Capital, Inc., a Maryland corporation.

(I)     “Continuous Service” means the Participant’s uninterrupted service with the Company as a Non-employee Director.

(J)     “Covered Transaction” means any of (i) a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company, (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board or (v) a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(K)     “Effective Date” has the meaning set forth in Section 11.

(L)     “Employee” means any person employed by the Company.

(M)     “Employee Plan” means the Amended and Restated 2018 Equity Incentive Plan of the Company, as amended and restated from time to time.

(N)     “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(O)     “Non-employee Director” means any director of the Company who is not an Employee or officer of the Company.

(P)      “Participant” means a person to whom an Award is granted pursuant to the Plan.

(Q)     “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(R)     “Plan” means this 2018 Non-employee Director Plan, as from time to time amended and in effect.

(S)     “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(T)     “Securities Act” means the Securities Act of 1933, as amended.

(U)     “Stock” means the common stock of the Company, par value $.001 per share.

3.     ADMINISTRATION.

(A)     Administration By Board. The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C). The Plan may also be administered by the Compensation Committee administering the Employee Plan.

(B)     Powers of Board. The Board shall have the power, subject to the express provisions of the Plan and applicable law:

i.     To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

ii.     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

iii.     To amend the Plan or an Award as provided in Section 9.

iv.     To terminate or suspend the Plan as provided in Section 10.

v.     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C)     Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve of each issuance of Awards. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (C), shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(D)     Effect of Board’s Decision. Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.

(A)     Share Reserve. Subject to adjustment as provided in Section 4(B), Section 7(E) and Section 8, and as of the Effective Date, the maximum aggregate number of shares of Stock that may be authorized for issuance under Awards granted under the Plan is three hundred thousand (300,000) shares.

(B)     Reversion of Shares to the Share Reserve. If any Award shall for any reason be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan on a one-for-one basis.

(C)     Source of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.

(D)     Limits on Individual Grants. The maximum number of underlying or actual shares of Stock for which any Non-employee Director may be granted Awards under the Plan in any calendar year is twenty thousand (20,000) shares.

(E)     Limits on Grants of Restricted Stock. The combined maximum amount of Restricted Stock that may be issued and outstanding under the Plan, the 2006 Plan and the Employee Plan will not at the time of issuance of any shares of Restricted Stock exceed 10% of the outstanding shares of Stock. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan.

(F)     No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate any section of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.

(G)     Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the 2006 Plan and the Employee Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the 2006 Plan and the Employee Plan, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the 2006 Plan and the Employee Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(H)     Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.

(I)     Transferability. An Award shall not be transferable, except by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and an Award that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant. No Award may be transferred for value.

5.     ELIGIBILITY.

Awards may be granted to the Non-employee Directors.

6.     RESTRICTED STOCK PROVISIONS.

Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. No Restricted Stock shall be granted prior to the date the stockholders of the Company approve the Plan. To the extent relevant, each grant of Restricted Stock includes (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)     Initial Grant. Subject to the forfeiture restrictions set forth below, each individual elected to the Board as a Non-employee Director after the Effective Date shall automatically be granted the lesser of (i) 7,500 shares of Restricted Stock (as adjusted pursuant to Section 8 hereof) or (ii) that number of shares of Restricted Stock (rounded down to the nearest whole share) equal to $67,500 divided by greater of (x) the closing price per share of Stock on the date of grant and (y) the net asset value per share of Stock on the date of grant, upon initial election or appointment to such position. If such individual is elected to the Board as a Non-employee Director after the commencement of the staggered class term to which such director is elected or appointed, such grant of initial shares of Restricted Stock shall be pro-rated by multiplying such initial share grant by a fraction, the numerator of which is 36 minus the number of whole or partial months that have already ended in such initial term and the denominator of which is 36. The forfeiture restrictions for such initial shares of Restricted Stock shall lapse, if the Non-employee Director is in continuous service through such date, as to one-third (1/3) of the Restricted Stock immediately after the expiration of 33% of the Initial Term (as defined below), as to an additional one-third (1/3) of the Restricted Stock immediately after the expiration of 66% of the Initial Term and the remaining one-third (1/3) of the Restricted Stock on the third anniversary of the commencement date of the applicable three-year staggered class term. For purposes of this Section 6(A), “Initial Term” means the actual period of time during which the newly appointed or elected Non-Employee Director will have continuously served from his or her appointment or election date until the third (3rd) anniversary of the commencement date of the entire applicable three-year staggered class term.

(B)     Periodic Grants. Subject to the forfeiture restrictions set forth below, each Non-employee Director shall automatically be granted the lesser of (i) 6,667 shares of Restricted Stock (as adjusted pursuant to Section 8 hereof) or (ii) that number of shares of Restricted Stock (rounded down to the nearest whole share) equal to $60,000 divided by greater of (x) the closing price per share of Stock on the date of grant and (y) the net asset value per share of Stock on the date of grant (such lesser number of shares, the “Periodic Grant Amount”), on the date of such Non-employee Director’s re-election to the Board of Directors. Such shares of Restricted Stock will be granted to each Non-employee Director on the date of the Company’s Annual Meeting of Stockholders at which such Non-employee Director is re-elected to the Board (or such other date as determined by the Board in the event that an Annual Meeting of Stockholders is not held by the Company) and the forfeiture restrictions for such shares will lapse, if the Non-employee Director is in continuous service through such date, as to one-third (1/3) of such shares on the anniversary of such grant over three years.

(C)     Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

(D)     Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will terminate, and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.

7.     MISCELLANEOUS.

(A)     Acceleration. The Board shall have the power to accelerate the time at which the forfeiture restrictions pertaining to an Award or any portion thereof may lapse, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B)     Stockholder Rights. Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.

(C)     No Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a director of, the Company or shall affect the right of the Company to terminate the service of a Non-employee Director pursuant to the Bylaws of the Company and any applicable provisions of the corporate law of the state in which the Company is incorporated.

(D)     Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to issuance of the Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E)     Withholding Obligations. To the extent required by applicable law, each issuance of Stock granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such issuance or exchange. Without limiting the generality of the foregoing, the Participant shall have the right to satisfy such withholding requirements, if any, by tendering a check (acceptable to the Board) or shares of Stock for the full amount of such withholding. Shares of Stock used to satisfy tax withholding obligations, if any, shall be valued based on the closing price per share of Stock on the New York Stock Exchange (or any other such exchange on which its shares of Stock may be traded in the future) on the date of the transaction. In the event that withholding tax liabilities, if any, arising from an Award are satisfied by the tendering of shares of Stock by the Participant or withholding of shares by the Company (either actually or by attestation), the shares of Stock so tendered or withheld shall revert to and again be available for issuance under the Plan on a one-for-one basis. In addition, the Company or its designated third-party administrator shall have the right to deduct applicable taxes, if any, from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of any such taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy any such obligations for withholding of such taxes (subject in all cases to any limits on share withholding that may be imposed by the Company and not to exceed share withholding rates that would cause an adverse accounting consequence or cost). Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to this Section 7(E) shall be included as “Restricted Stock issued” for purposes of the calculations set forth in Section 4(G).

8.     ADJUSTMENTS UPON CHANGES IN STOCK.

(A)     Capitalization Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(A) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(D), to the number of shares to be granted with respect to initial grants under Section 6(A), to the number of shares to be granted with respect to periodic grants under Section 6(B) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted and any other provision of Awards or the Plan affected by such change. The Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder.

(B)     Covered Transaction. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction.

9.     AMENDMENT OF THE PLAN AND AWARDS.

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards, including, without limitation, increasing the size of initial grants under Section 6(A) and periodic grants under Section 6(B); provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

10.     TERMINATION OR SUSPENSION OF THE PLAN.

(A)     Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B)     No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

11.     EFFECTIVE DATE OF PLAN.

The Plan shall become effective when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock unless the Company has received an order of the Commission under Section 6(c) of the 1940 Act for an exemption from Sections 23(a) and 23(b), under Section 57(i) of the 1940 Act and Rule 17d-1 thereunder for an exemption from Section 57(a)(4) and under Section 23(c)(3) of the 1940 Act for an exemption from Section 23(c) (the “Effective Date”).

12.     1940 ACT.

No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

13.     SEVERABILITY.

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.